UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT 5

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIGEON

(Exact name of registrant as specified in its charter)

BizFilings 8020 Excelsior Dr. Suite 200 Madison, WI 53717 Telephone: 800-981-7183 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Mr. Olegas Tunevicius

Manesova 345/13 Ceske Budejovice 6,
Ceske Budejovice, Czech Republic

Telephone: +420234768135

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Office)

Nevada	38-4086827	7370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.02 par value per share	6,500,000	$0.02	$130,000	$15.756

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED APRIL 30, 2019

BIGEON

6,500,000 Shares of Common Stock

We are offering 6,500,000 shares of our common stock at a public offering price of $0.02 per share.

You should read this prospectus carefully before you invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Investing in our common stock involves a high degree of risk. Before making any investment in these securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 5 of this prospectus. We are a “smaller reporting company” under applicable law and will be subject to reduced public company reporting requirements. Additionally, we are deemed a shell company as defined by Rule 12b-2 of the Exchange Act, which status prevents investors from reselling our shares pursuant to Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	40
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	40

WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION 59
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS 59
ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES 59
ITEM 16. EXHIBITS 60
ITEM 17. UNDERTAKINGS 60
SIGNATURES

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2019

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “Bigeon” and the “Company” refer to Bigeon and its subsidiaries.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations, and prospects may have changed since that date.

The industry, market and data used throughout this prospectus have been obtained from our own research or studies conducted by the Company’s management and industry or general publications. Industry publications generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your rights. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and all other information included in this prospectus in its entirety before you decide whether to purchase any shares offered by this prospectus.

Our Company

Bigeon is a Nevada corporation that is developing a new kind of messenger application. The product of the Company (“the App”) is intended to provide an entirely new way of sharing information. The App enables a user to draw a picture or a writing instead of typing the whole message. After the user finishes drawing, it will either be converted to a regular message using the handwriting mechanism or it will be sent as a graffiti. The Company’s product is intended for all sorts of graphic and drawing purposes. The App will be designed to provide technological solutions to a broad range of companies, individual brands, enterprises, and organizations in international markets.

We are planning to generate revenue in this business by:

•spreading the App by means of digital distribution platforms for mobile and computer software such as AppStore, Google Play and similar;

•offering in-app purchases that will expand the number of available functions for creating graphics;

•distributing customized versions of the product per request of entities specialized in computer design and graphics;

•delivering and updating the content of our product using a suite of advanced media, content and network management software products.

These activities generate revenue through: experience design, content development and production, software development, engineering, implementation, software license fees; and maintenance and support services related to our software.

Our Sources of Revenue

We currently plan to market and sell our graphic technology solution through popular digital distribution services and platforms (also referred to as app stores) such as Google Play Market, App Store, Amazon Appstore and others. We also intend to market to companies that seek graphic solutions across the Internet in order to offer them individually developed versions of the App for their needs. The management of the Company expects to attract corporate clients among design agencies, bureau of architecture, tattoo studios and similar small companies that deal with creating custom images and/or sketches.

Our graphic technology solutions have application in a wide variety of industries. The industries in which we sell our solutions are established and include web design industry, custom graphics, engineering, fashion industry; however, the planning, development, implementation and maintenance of technology-enabled experiences involving combinations of graphic technologies is relatively new and evolving.  Moreover, a number of participants in these industries have only recently started considering or expanding the adoption of these types of technologies, solutions and experiences as part of their overall marketing strategies.

We believe that the adoption and evolution of graphic technologies will increase substantially in years to come both in the industries on which we currently focus and in others. We also believe that adoption of our solutions depends not only upon the solutions that we provide but also depends heavily upon the diversity of the similar products made by other companies. Unlike the opponents we are going to consider all the feedback that we receive in order to fit all the requirements of our users and provide the most suitable functionality.

Corporate organization

Our principal office is located at Manesova 345/13 Ceske Budejovice 6, 370 01 Ceske Budejovice, Czech Republic. Our telephone number is +37062591519. The fiscal year-end of the company is July 31, 2018.

THE OFFERING

The summary below describes some of the terms of the offering. For a more complete description of the common stock, see “Description of Securities.”

Issuer	Bigeon
Common stock offered by us	6,500,000 shares of common stock.
Public offering price	$0.02 per share.
Common stock outstanding prior to this offering	3,500,000 shares
Common stock outstanding after this offering	10,000,000 shares
Use of proceeds

We estimate that the net proceeds from our issuance and sale of 6,500,000 shares of our common stock in this offering will be approximately $130,000, assuming an initial public offering price of $0.02 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. In this regard, we estimate that our own offering related expenses will be approximately $15,000.

For more information, see “Use of Proceeds” below.

Ineligibility to Rely on Rule 144

The common stock being registered for resale will not be eligible for resale under Rule 144 of the Securities Act of 1933 until the conditions of Rule 144(i) are met because we are a shell company as defined in Rule 12b-2 of the Exchange Act.

RISK RELATING TO FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements reflect managements’ present expectations and estimates regarding future expenses, revenue and profitability, trends affecting our financial condition and results of operations, operating efficiencies, revenue opportunities, potential new markets, the ability of our Company to effectively compete in a highly competitive market, and certain other matters. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, the Company’s actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect the Company’s actual performance. Risks and uncertainties that could affect such performance include, but are not limited to:

●	the adequacy of funds for future operations;

●	future expenses, revenue and profitability;

●	trends affecting financial condition and results of operations;

●	general economic conditions and outlook;

●	the ability of customers to pay for products and services received;

●	the impact of changing user requirements upon revenue recognition;

●	the availability and terms of additional capital;

●	industry trends and the competitive environment;

●	the impact of the company’s financial condition upon users and prospective user relationships;

●	potential litigation and regulatory actions directed toward our industry in general;

●	the existence of material weaknesses in internal controls over financial reporting.

Although we believe that the assumptions forming the basis of our forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate. Given these uncertainties, you should not attribute any certainty to these forward-looking statements. Actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below before making an investment decision. Any of the risks we describe below could cause our business, financial condition, results of operations or future prospects to be materially adversely affected.

The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition, results of operations or future prospects. In addition, some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Risks Relating to Forward-Looking Statements” above.

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

Our graphic solutions business is evolving in a rapidly changing market, and we cannot ensure the long-term successful operation of our business or the execution of our business plan.

Our graphic technology and solutions are an evolving business offering and the markets in which we compete are rapidly changing. As a result, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets. We may be unable to accomplish any of the following, which would materially impact our ability to implement our business plan:

●	establishing and maintaining broad market acceptance of our technology and solutions and converting that acceptance into direct and indirect sources of revenue;

●	establishing and maintaining adoption of our technology and solutions in and on a variety of environments, experiences, and device types;

●	timely and successfully developing new technology and solution and increasing the functionality and features of our existing technology and solution offerings;

●	developing technology and solutions that result in a high degree of customer satisfaction and a high level of end-customer usage;

●	successfully responding to competition, including competition from emerging technologies and solutions;

●	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our technology and solutions.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully accomplish these tasks, our business will be harmed.

We may be unable to implement our business plan if we cannot raise sufficient capital and may be required to pay a high price for capital.

We will need to obtain additional capital to implement our business plan and meet our financial obligations as they become due. We may not be able to raise the additional capital needed or may be required to pay a high price for capital. Factors affecting the availability and price of capital may include the following:

●	the availability and cost of capital generally;

●	our financial results;

●	the experience and reputation of our management team;

●	market interest, or lack of interest, in our industry and business plan;

●	our ongoing success, or failure, in executing our business plan;

●	the amount of our capital needs.

We may be unable to meet our current or future obligations or to adequately exploit existing or future opportunities if we cannot raise sufficient capital. If we are unable to obtain capital for an extended period of time, we may be forced to discontinue operations.

On June 19, 2018, the Company entered into an interest free loan agreement with our President and Director, Olegas Tunevicius. According to it, Mr. Tunevicius will provide funds to the Company, on an as-needed basis, in amounts up to $65,000 over the next four years. The Company will use the agreement as a line of credit and will use the advanced funds for the purpose of working capital and to perform necessary business operations.

We expect that there will be significant consolidation in our industry. Our failure or inability to lead that consolidation would have a severe adverse impact on our access to financing, technology, and human resources.

Our industry is currently composed of a large number of relatively small businesses, no single one of which is dominant or which provides integrated solutions and product offerings incorporating much of the available technology. Accordingly, we believe that substantial consolidation may occur in our industry in the near future. If we do not play a positive role in that consolidation, we may be left out of this process, with product offerings of limited value compared with those of our competitors. Moreover, even if we lead the consolidation process, the market may not validate the decisions we make in that process.

Our success depends on our interactive marketing technologies achieving and maintaining widespread acceptance in our targeted markets.

Our success will depend to a large extent on broad market acceptance of our graphic technologies among our prospective customers.

Our prospective customers may still not use our solution for a number of other reasons, including lack of familiarity with our technology, preference for competing technologies or perceived lack of reliability. We believe that the acceptance of our interactive marketing technologies by prospective customers will depend primarily on the following factors:

●	our ability to demonstrate the economic and other benefits attendant our graphic technology;

●	our customers becoming comfortable with using our interactive graphic technologies; and

●	the reliability of our interactive graphic technologies.

Our interactive technology is complex and must meet stringent user requirements. Some undetected errors or defects may only become apparent as new functions are added to our technology and product.

It is common for our prospective customers to take a long time to evaluate our product, most especially during economic downturns that affect our customers’ businesses. The lengthy and variable sales cycle makes it difficult to predict our operating results.

It is difficult for us to forecast the timing and recognition of revenue from sales of our product because our prospective customers may need to take significant time to evaluate our product before committing to a purchase. Even after making their first purchases of our product, customers may not make significant purchases of those product for a long period of time following their initial purchases, if at all. The period between initial customer contact and a purchase by a customer may be years with potentially an even longer period separating initial purchases and any significant purchases thereafter. During the evaluation period, prospective customers may decide not to purchase or may scale down proposed orders of our product for various reasons, including:

●	reduced need to upgrade existing graphic systems;

●	introduction of products by our competitors;

●	lower prices offered by our competitors; and

●	changes in budgets and purchasing priorities.

Our industry is characterized by frequent technological change. If we are unable to adapt our product and develop new products to keep up with these rapid changes, we will not be able to obtain or maintain market share.

The market for our products and services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, heavy competition and frequent new product and service introductions. If we fail to develop new products and services or modify or improve existing products and services in response to these changes in technology, customer demands or industry standards, our products and services could become less competitive or obsolete.

We must respond to changing technology and industry standards in a timely and cost-effective manner.

We may not be successful in using new technologies, developing new products or services or enhancing existing product in a timely and cost-effective manner. Furthermore, even if we successfully adapt our product, these new technologies or enhancements may not achieve market acceptance.

Our business involves the use of software technology that we have developed or licensed. Industries involving the ownership and licensing of software-based intellectual property are characterized by frequent intellectual-property litigation, and we could face claims of infringement by others in the industry. Such claims are costly and add uncertainty to our operational results.

Our business involves our ownership and licensing of software. This market space is characterized by frequent intellectual-property claims and litigation. We could be subject to claims of infringement of third-party intellectual-property rights resulting in significant expense and the potential loss of our own intellectual-property rights. From time to time, third parties may assert copyright, trademark, patent or other intellectual-property rights to technologies that are important to our business. Any litigation to determine the validity of these claims, including claims arising through our contractual indemnification of our business partners, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of our management and technical personnel. If any such litigation resulted in an adverse ruling, we could be required to:

●	pay substantial damages;

●	cease the development, use, licensing or sale of infringing products;

●	discontinue the use of certain technology; or

●	obtain a license under the intellectual property rights of the third-party claiming infringement, which license may not be available on reasonable terms or at all.

We compete with other companies that have more resources, which puts us at a competitive disadvantage.

The market for interactive graphic technologies is generally highly competitive and we expect competition to increase in the future. Some of our competitors or potential competitors may have significantly greater financial, technical and marketing resources than us. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than us.

We expect competitors to continue to improve the performance of their current products and to introduce new products, services and technologies. Successful new product and service introductions or enhancements by our competitors could reduce sales and the market acceptance of our product, cause intense price competition or make our product obsolete. To be competitive, we must continue to invest significant resources in research and development, sales and marketing and customer support. If we do not have sufficient resources to make these investments or are unable to make the technological advances necessary to be competitive, our competitive position will suffer.

Increased competition could result in price reductions, fewer customer purchases, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could adversely affect our business and financial condition.

Our reliance on information management and transaction systems to operate our business exposes us to cyber incidents and hacking of our sensitive information if our outsourced service provider experiences a security breach.

Effective information security internal controls are necessary for us to protect our sensitive information from illegal activities and unauthorized disclosure in addition to denial of service attacks and corruption of our data. Breaches of our information management system could also adversely affect our business reputation. Finally, significant information system disruptions could adversely affect our ability to effectively manage operations or reliably report results.

We may have insufficient network or server capacity, which could result in interruptions in our digital product and loss of revenues.

Our operations are dependent in part upon: network capacity provided by third-party telecommunications networks; data center services provider owned and leased infrastructure and capacity; the Company’s dedicated and virtualized server capacity located at its data center services provider partner and a geo-redundant micro-data center location. Collectively, this infrastructure, equipment, and capacity must be sufficiently robust to handle all of our customers' web-traffic. We may not be adequately prepared for unexpected increases in bandwidth and related infrastructure demands from our customers. Any failure of these service providers or the Company’s own infrastructure to provide the capacity we require, due to financial or other reasons, may result in a reduction in, or interruption of, service to our customers, leading to an immediate decline in revenue and possible additional decline in revenue as a result of subsequent customer losses.

We do not have sufficient capital to engage in material research and development, which may harm our long-term growth.

In light of our limited resources in general, we have made no material investments in research and development since the date of incorporation. This conserves capital in the short term. In the long term, as a result of our failure to invest in research and development, our technology and product offerings may not keep pace with the market and we may lose any prospective competitive advantage. Over the long term, this may harm our revenues growth and our ability to become profitable.

Our business operations are susceptible to interruptions caused by events beyond our control.

Our business operations are susceptible to interruptions caused by events beyond our control. We are vulnerable to the following potential problems, among others:

●

our technology and products and underlying infrastructure, or that of our key suppliers, may be damaged or destroyed by events beyond our control, such as fires, earthquakes, floods, power outages or telecommunications failures;

●

we and our potential customers and/or potential partners may experience interruptions in service as a result of the accidental or malicious actions of Internet users, hackers or current or former employees;

●

we may face liability for transmitting viruses to third parties that damage or impair their access to computer networks, programs, data or information. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our future customers.

The occurrence of any of the foregoing could result in claims for consequential and other damages, significant repair and recovery expenses and extensive customer losses and otherwise have a material adverse effect on our business, financial condition and results of operations.

General global market and economic conditions may have an adverse impact on our operating performance and results of operations.

Our business could continue be affected by general global economic and market conditions. Weakness in the United States and worldwide economy could have a negative effect on our operating results, including a decrease in revenue and operating cash flow. To the extent our potential customers will be unable to profitably leverage various forms of graphic technology and solutions, and/or the content we create, deliver and publish, they may reduce or eliminate their purchase of our product and services. Such reductions in traffic would lead to a reduction in our revenues.

 RISKS RELATED TO OUR OFFERING

U.S. investors may experience difficulties in attempting to effect a service of process and enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. resident officer and director.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein.  An investor would have the ability to effect service of process in any action on the company within the United States.  However, since Mr. Olegas Tunevicius, our sole officer and director reside outside the United States substantially all or a portion of the assets are located outside the United States.  As a result, it may not be possible for investors to:

• Effect service of process within the United States against your non-U.S. resident officers or directors;

• Enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;

• Enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and

• Bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

We are deemed a “shell company” under the Rule 12b-2 of the Exchange Act, so resale of our shares is not permitted under Rule 144(i) until 12 months after the Company is no longer considered a shell company.

We are deemed a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investors from reselling our shares under Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met. We cannot predict that if and when we may no longer be considered as a shell company. Investors may be unable to liquidate their investment under Rule 144(i) for an indefinite long period of time.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $130,000 as anticipated.

If 6,500,000 shares (100%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
Intended Software Development & IT Support	$70,000
Developing new kinds of products	$30,000
Marketing Expenses	$15,000
Cost of this offering	$9,516
Miscellaneous	$5,484
Total	$130,000

If 4,875,000 shares (75%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
Intended Software Development & IT Support	$50,000
Developing new kinds of products	$22,500
Marketing Expenses	$10,000
Miscellaneous	$5,484
Cost of this offering	$9,516
Total	$97,500

If 3,250,000 shares (50%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
Intended Software Development & IT Support	$30,000
Developing new kinds of products	$15,000
Marketing Expenses Miscellaneous	$5,000 $5,484
Cost of this offering	$9,516
Total	$65,000

If 1,625,000 shares (25%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
Intended Software Development & IT Support Miscellaneous	$17,500 $5,484
Cost of this offering	$9,516
Total	$32,500

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

On June 19, 2018, the Company entered into an interest free loan agreement with our President and Director, Olegas Tunevicius. According to it, Mr. Tunevicius will provide funds to the Company, on an as-needed basis, in amounts up to $65,000 over the next four years. The Company will use the agreement as a line of credit and will use the advanced funds for the purpose of working capital and to perform necessary business operations.    Mr. Tunevicius will not be repaid from the proceeds of this offering, however, in conjunction with the loan agreement the amounts advanced are to be repaid by June 19, 2022.  The Company plans to repay Mr. Tunevicius from revenues of operations if and when the Company generates enough revenues to pay the obligation. There is no assurance that the Company ever will generate revenues from our operations.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market.

It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking quotation of our shares on the OTCQB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business.

Our future dividend policy is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, statutory restrictions on our ability to pay dividends and other factors our board of directors may deem relevant.

DILUTION

The price of the current offering is fixed at $0.02 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering (the below figures are rounded to the nearest hundredths place):

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.02	$0.02	$0.02	$0.02
The historical net tangible book value as of January 31, 2019	$(7,557)	$(7,557)	$(7,557)	$(7,557)

Post offering net tangible book value	$15,427	$47,927	$80,427	$112,927
Post offering net tangible book value per share	$0.0030	$0.0071	$0.0096	$0.0113
Pre-offering net tangible book value per share	$(0.0022)	$(0.0022)	$(0.0022)	$(0.0022)
Increase (Decrease) in net tangible book value per share after offering	$0.0052	$0.0093	$0.0118	$0.0135
Dilution per share	$0.0170	$0.0129	$0.0104	$0.0087

% dilution	84.95%	64.50%	51.98%	43.54%

Capital contribution by purchasers of shares	$32,500	$65,000	$97,500	$130,000
Capital Contribution by existing stockholders	$3,500	$3,500	$3,500	$3,500
Percentage capital contributions by purchasers of shares	90.28%	94.89%	96.53%	97.38%
Percentage capital contributions by existing stockholders	9.72%	5.11%	3.47%	2.62%

Gross offering proceeds	$32,500	$65,000	$97,500	$130,000
Anticipated net offering proceeds	$22,984	$55,484	$87,984	$120,484
Number of shares after offering held by public investors	1,625,000	3,250,000	4,875,000	6,500,000
Total shares issued and outstanding	5,125,000	6,750,000	8,375,000	10,000,000
Purchasers of shares percentage of ownership after offering	31.71%	48.15%	58.21%	65.00%
Existing stockholders’ percentage of ownership after offering	68.29%	51.85%	41.79%	35.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve significant uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” elsewhere in this report. For further information, see “Risk Relating to Forward-Looking Statements” above.

Overview

Bigeon is a Nevada corporation that is developing a new kind of messenger application. The product of the Company (“the App”) is intended to provide an entirely new way of sharing information. The App enables a user to draw a picture or a writing instead of typing the whole message. After the user finishes drawing, it will either be converted to a regular message using the handwriting mechanism or it will be sent as a graffiti. The Company’s product is intended for all sorts of graphic and drawing purposes. The App will be designed to provide technological solutions to a broad range of companies, individual brands, enterprises, and organizations in international markets.

We are planning to generate revenue in this business by:

•spreading the App by means of digital distribution platforms for mobile and computer software such as AppStore, Google Play and similar;

•offering in-app purchases that will expand the number of available functions for creating graphics;

•distributing customized versions of the product per request of entities specialized in computer design and graphics;

•delivering and updating the content of our product using a suite of advanced media, content and network management software products.

These activities generate revenue through: experience design, content development and production, software development, engineering, implementation, software license fees; and maintenance and support services related to our software.

Our Sources of Revenue

We currently plan to market and sell our graphic technology solution through popular digital distribution services and platforms (also referred to as app stores) such as Google Play Market, App Store, Amazon Appstore and others. We also intend to market to companies that seek graphic solutions across the Internet in order to offer them individually developed versions of the App for their needs. The management of the Company expects to attract corporate clients among design agencies, bureau of architecture, tattoo studios and similar small companies that deal with creating custom images and/or sketches.

On June 19, 2018, the Company entered into an interest free loan agreement with our President and Director, Olegas Tunevicius. According to it, Mr. Tunevicius will provide funds to the Company, on an as-needed basis, in amounts up to $65,000 over the next four years. The Company will use the agreement as a line of credit and will use the advanced funds for the purpose of working capital and to perform necessary business operations.

Our Expenses

We expect our expenses to be primarily comprised of three categories: marketing, research and development, and general and administrative. Marketing expenses include business development solution management. This category also will include amounts spent on marketing networking events, promotional materials, software to prospective new users, including those expenses incurred in product demonstrations, and other related expenses. Our research and development expenses represent our needs for maintaining our proprietary software applications we will design and sell to our customers. Our general and administrative expenses consist of property lease payments and other expenses such as legal and accounting fees.

BUSINESS

General

Bigeon is a Nevada corporation that is developing a new kind of messenger application. The product of the Company (“the App”) is intended to provide an entirely new way of sharing information. The App enables a user to draw a picture or a writing instead of typing the whole message.

After the user finishes drawing, it will either be converted to a regular message using the handwriting mechanism or it will be sent as a graffiti. The Company’s product is intended for all sorts of graphic and drawing purposes. The App will be designed to provide technological solutions to a broad range of companies, individual brands, enterprises, and organizations in international markets. Our intended users will be the people whose jobs are connected with drawing and creating graphic animation. Bigeon’s product will be an appropriate tool to make short sketches on the go and share them with others. It also simplifies the process of creating a message as you do not longer need to use you both hands. The App is going to have a built-in graphic input field with variable size and a variety of instruments for drawing a picture unique and recognizable. Bigeon’s intended product is planned to represent a whole new kind of graphic solution allowing its users to prepare and share sketches from anywhere.

We are planning to generate revenue in this business by:

•spreading the App by means of digital distribution platforms for mobile and computer software such as AppStore, Google Play and similar;

•offering in-app purchases that will expand the number of available functions for creating graphics;

•distributing customized versions of the product per request of entities specialized in computer design and graphics;

•delivering and updating the content of our product using a suite of advanced media, content and network management software products.

These activities generate revenue through: experience design, content development and production, software development, engineering, implementation, software license fees; and maintenance and support services related to our software.

We believe that the adoption and evolution of graphic technologies will increase substantially in years to come both in the industries on which we currently focus and in others. We also believe that adoption of our solutions depends not only upon the solutions that we provide but also depends heavily upon the diversity of the similar products made by other companies. Unlike the opponents we are going to consider all the feedback that we receive in order to fit all the requirements of our users and provide the most suitable functionality.

Corporate Organization

Our principal office is located at Manesova 345/13 Ceske Budejovice 6, 370 01 Ceske Budejovice, Czech Republic. Our telephone number is +37062591519.

The legal entity that is the registrant was originally incorporated and organized as a Nevada corporation under the name Bigeon on June 19, 2018. Our business focuses on the provision of solutions in graphic software field, specifically in provision of an application with the opportunity of graphic input.

Industry Background

Over approximately the past 18-24 months, we believe certain graphic industry trends are creating the opportunity for IT brands, computer graphic enterprises and numerous of other businesses. These trends include: (i) the expectations of potential users; (ii) addressing online competitors by improving media experiences; (iii) accelerating decline in the cost of software; (iv) the increasing sophistication of social networking platforms; (v) increasingly complex customer requirements related to their specific graphic technology and solution objectives; and (vi) customers challenging service providers with the delivery of a satisfactory consumer experience.

As a result, a growing number of brand and other organizations have identified the need and opportunity to implement increasingly cost-effective and “sales-lifting” graphic, and interactive experiences to market to their users. These include creating unique and customized experiences for targeted, timely offerings and relevant promotions and improving engagement resulting in increased sales. We believe our clients consider capitalizing on these industry trends to be increasingly critical to any successful brand sales environment.

Companies are accomplishing their strategies by implementing various graphic technology solutions, which: are implemented in multiple forms and types of configurations; attempt to achieve any of a broad range of individual or combination of objectives; contain various levels of targeting; and are built to deliver or contain a standard or customized experience unique to and within the customer’s environment.

Examples of such solutions include:

●	Graphic Systems, which allow customers to interact with each other through various types of systems in an integrated experience;

●	Graphic Scripts, which aim to replace or augment existing parts of pictures and the level of interactive and informational experience;

●	Digital Graphic Guides, which aim to help customers navigate their way around individual design tools, or within individual brand categories;

Our Product

Bigeon is now developing an innovative type of a messenger application with availability of graphic input. Many of our competitors offer various solutions for messaging applications but none of them is anyhow related with graphics. Our company will provide prospective users with advanced graphic features including any combinations of colors, variable line width, backgrounds, filling, spraying and many others.

Developing of any application begins with developing of software requirements specification(SRS). It is a document containing the whole description of the software and the connection between its parts. The Company started to develop its SRS upon the establishment in June 2018. The document itself is available as an Exhibit 99.2 filed herewith. Mr. Olegas Tunevicius, our sole President and Director, conducted the process himself, using his personal knowledge and experience in the IT field. Along with the SRS, the Company also started developing the design and interactive prototypes of the future app. At this time, development of both SRS and interactive design prototypes is completed. The SRS is available for public as an exhibit to this prospectus. In order to test our design prototypes, please visit us at http://bigeon.in/ and follow the link proposed there. The prototypes on the website only relate to the design of the future application and represent the intended functionality. They do not indicate any progress in development of the software part of the app.

Currently we are considering developing the software part of the application for Android devices and collecting information about related procedures and expenses. Based on the research that we have been conducting, first of all we will need to rent a server with enough capacities to maintain communication for thousands of users at the same time. The Company estimates such expenses to be around $10,000 annually for the first year. In future, following the expansion of our capacities, we will need a more powerful server that may cost up to $100,000. The development process of the app itself has not started yet. We expect to start it as soon as we receive proceeds from the offering as we might have to hire third-party developers and pay for their services. We estimate such costs to be around $5,000-$7,000 annually during the first year. If we are successful in our development plan and start it as soon as we receive proceeds from the offering, the whole development process shall take up to 1 year. As long as we have not generated any revenue yet, we solely rely on the success of our public offering for obtaining the financing for developing our intended software.

Upon the completion of developing both Andorid and iOS versions of the app, the latter is going to be listed on digital platforms such as Google Play Market and Apple Store, respectively. In order to complete these, we will have to obtain a D-U-N-S number and set up the respective developer accounts for both platforms. When our applications are submitted and confirmed, we will be able to upload the app itself.

Bigeon’s application is not only unique but it also secure. We provide the safety of your personal information, correspondence and files in 3 ways:

1)Firstly, the application we are developing is going to link to your mobile phone number and act as a login.

2)Secondly, our application will send you SMS-code to confirm your number.

3)After that, users will have a choice of either setting up a password or using the graphic input field in order to protect their account with a hand-drawn symbol that is impossible to copy.

The Company’s way in providing security using hand-drawn symbol is ultimately powerful due to diversity of the possible variations of the same symbol.

Prospective users will also be able to use the same functionality to assign a graphic symbol to a person from their contact list.

The main specialty that our potential users are going to get is availability of drawing a picture instead of typing text.

Our Markets

We currently plan to market and sell our graphic technology solution through popular digital distribution services and platforms (also referred to as app stores) such as Google Play Market, App Store, Amazon Appstore and others. We also intend to market to companies that seek graphic solutions across the Internet in order to offer them individually developed versions of the App for their needs. The management of the Company expects to attract corporate clients among design agencies, bureau of architecture, tattoo studios and similar small companies that deal with creating custom images and/or sketches.

Our graphic technology solutions have application in a wide variety of industries. The industries in which we sell our solutions are established and include web design industry, custom graphics, engineering, fashion industry; however, the planning, development, implementation and maintenance of technology-enabled experiences involving combinations of graphic technologies is relatively new and evolving.  Moreover, a number of participants in these industries have only recently started considering or expanding the adoption of these types of technologies, solutions and experiences as part of their overall marketing strategies.

Effect of General Economic Conditions on our Business

We believe that demand for our product will increase in part as a result of new construction and the recent economic recovery in general. These general economic improvements generally make it easier for our customers to justify decisions to invest in graphic messenger application development.

Regulation

We are subject to various federal, state and international laws and regulations that affect companies conducting business on the Internet and mobile platforms, including those relating to privacy, use and protection of user personal information and data (including the collection of data from minors), the Internet, mobile applications, content, advertising and marketing activities and anti-corruption. Presently, we do not believe that any such legislation or proposed legislation will have a materially adverse impact on our business.

Competition

While we believe there is presently no direct competitor with the comprehensive offering of technologies and solutions we will provide to our future customers, there are multiple individual competitors who offer pieces of our solution stack. These include messaging software companies such as Viber, WhatsApp, Telegram, Facebook Messenger. Some of these competitors have significantly greater financial, technical and marketing resources than we do and may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. We believe that our sales and business development capabilities, our comprehensive offering of graphic technology and solutions, future brand awareness, and proprietary processes are the primary factors affecting our competitive position.

Employees

We have only one employee who is our director and President, Mr. Olegas Tunevicius.

Legal Proceedings

We are not involved in certain legal claims or proceedings, nor have we ever been.

Properties

Our headquarters is located at Manesova 345/13 Ceske Budejovice 6, 370 01 Ceske Budejovice, Czech Republic. There, we have a comfortable office space to hold corporate meetings or consider new business strategies. The corporate phone number is +37062591519.

Shell Company Status

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one (1) year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files a Form 10 with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an issuer that has at any time previously has been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (i) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one (1) year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

In the Release Nos. 33-8407; 34-49566 as of April 15, 2004, the Securities and Exchange Commission adopted new rules and rule amendments relating to the use of Form S-8 registration statements by reporting shell companies. Such forms are often used to circumvent the registration and prospectus delivery requirements of the Securities Act. Form S-8 may be used only to register securities for offer and sale in connection with employee benefit plans. The use of Form S-8 by registrants to raise capital is prohibited. According to the Release, there are shell companies that used Form S-8 registration statements improperly to register sales of securities. The sales were fashioned as sales under employee benefit plans and in fact were capital-raising transactions. Due to shell companies not operating businesses and rarely having employees, the Securities and Exchange Commission considered there was no legitimate basis for shell companies to use Form S-8. For this reason, and because of the history of abuse of this form by reporting shell companies, the SEC proposed to prohibit shell companies from using Form S-8.

In the Release Nos. 33-8587; 34-52038(International Series Release No. 1293; File No. S7-19-04) as of July 15, 2005, the Securities and Exchange Commission adopted new rules and rule amendments relating to filings by reporting shell companies. As proposed, a company that ceased being a shell company would become eligible to use Form S-8 to register offerings of securities 60 calendar days after it filed information equivalent to what it would be required to file if it were registering a class of securities under Section 12 of the Exchange Act through the use of Form 10, Form 10-SB, or Form 20-F, as applicable to that company. Mostly it would occur upon the completion of a reverse merger or back door registration transaction, and the information would be filed in a current report on Form 8-K reporting the transaction that causes the company to cease being a shell company. In some circumstances, the information could be filed in a Form 10, Form 10-SB, or Form 20-F, or in a Securities Act registration statement covering the transaction. A registration statement on Form 10, Form 10-SB, or Form 20-F provides investors with important information about the company in which they are considering investing. The 60-day delay between the filing of that information and the use of Form S-8 was intended to give employees and the markets sufficient time to absorb the information provided by the company in its Form 8-K or other filing. The 60-day period is consistent with the 60-day period between the filing and effectiveness of a company’s registration of a class of securities on Form 10, Form 10-SB, or Form 20-F under Section 12(g) of the Exchange Act.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (i) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (ii) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for 12 consecutive months; and (iii) one (1) year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

MANAGEMENT

General

Our Board of Directors consists of Olegas Tunevicius. The following table sets forth the name and position of each of our current directors and executive officers.

Name	Age	Positions
Olegas Tunevicius	37	President, Treasurer, Secretary and Director (Chairman)

The biography of the above-identified individual is set forth below.

Olegas Tunevicius is our President and was appointed to the position of the Director, the Secretary and the Treasurer. He established the Company on June 19, 2018. Mr. Tunevicius has been fond of IT technologies for the past 10 years and dedicated most of his leisure time to exploring the world tendencies in the field. With the degree of Vilnius Gediminas Technical University, the President has been able to understand the process of creating software in detail. Mr. Tunevicius’s work experience for the past 5 years includes being employed at Egzotika, Lattako and Inter Cars Lietuva. At Egzotika, he took position of the head of the department from 2005 to 2015. Mr. Tunevicius’s key responsibilities were managing the work of the department and controling the provision of supplies. In February 15, 2015, Mr. Tunevicius joined Latakko in Latvia. At Latakko he worked as a sales manager fullfilling such responsilibities as increasing the sales of department, providing the company’s customers with enjoyable experience and analyzing business strategy of the department for increasing profits. In March 2018 Mr. Tunevicius joined Inter Cars Lietuva where he worked as a product group specialist. He had to leave that position in June 2018.

When considering whether director has the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and other background, in addition to any unique skills or attributes associated with a director. With regard to Mr. Tunevicius, the Board of Directors considered his background and experience with project management and sales.

The Board of Directors has determined that there are no “independent” directors as such term is defined in Section 5605(a)(2) of the Nasdaq listing rules, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The preceding disclosure respecting director independence is required under applicable SEC rules. The Board of Directors has determined that at least one member of the board, Mr. Tunevicius, is an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Tunevicius is not an “independent” member of the board as described above. The Board of Directors has determined that director is able to read and understand fundamental financial statements.

Board and Committee Matters

The Company does not have a standing nominating committee, compensation committee or audit committee. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors and performing the functions of an audit committee. The Board believes the engagement of directors in these functions is important at this time in the Company’s development in light of the Company’s recent activities.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Bigeon, Manesova 345/13 Ceske Budejovice 6, 370 01 Ceske Budejovice, Czech Republic. Communications to individual directors may also be made to such director at our company’s address. All communications sent to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Secretary will be reviewed by the Secretary to ensure that such communications relate to the business of the company before being reviewed by the board.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for 2018:

Name and Principal Position	Year	Salary ($)	Total ($)
Olegas Tunevicius	2018	0	0

Employment agreements

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

Director Compensation

Non-employee directors received no compensation during 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 19, 2018, the Company entered into an interest free loan agreement with our President and Director, Olegas Tunevicius. According to it, Mr. Tunevicius will provide funds to the Company, on an as-needed basis, in amounts up to $65,000 over the next four years. The Company will use the agreement as a line of credit and will use the advanced funds for the purpose of working capital and to perform necessary business operations.  In accordance with the interest free loan agreement, during the period from inception on June 19, 2018 through July 31, 2018 Mr. Tunevicius advanced $1,632 to the Company for operating expenses and during the six months ended January 31, 2019 Mr. Tunevicius advanced $9,500 for operating expenses.  Additionally, on September 4, 2018, the Company issued a total of 3,500,000 shares of their restricted common stock to Mr. Tunevicius to reduce the related party loan by $3,500. As of January 31, 2019, the related party loan balance was $7,632.  Mr. Tunevicius will not be repaid from the proceeds of this offering, however, in conjunction with the loan agreement the amounts advanced are to be repaid by June 19, 2022.  The Company plans to repay Mr. Tunevicius from revenues of operations if and when the Company generates enough revenues to pay the obligation. There is no assurance that we ever will generate revenues from our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of the date, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or dispositive power as well as any shares that the individual has the right to acquire within 60 days of the date through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 3,500,000 shares of our common stock outstanding as of the date.

Shares of common stock that a person has the right to acquire within 60 days of the date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted below, the address of the persons listed on the table is Manesova 345/13 Ceske Budejovice 6, Ceske Budejovice, Czech Republic.

Common Shares

	Before Offering		After Offering (25% sold)		After Offering (50% sold)		After Offering (75% sold)		After Offering (100% sold)
	Shares Beneficially Owned	Percentage of Shares	Shares Beneficially Owned	Percentage of Shares	Shares Beneficially Owned	Percentage of Shares	Shares Beneficially Owned	Percentage of Shares	Shares Beneficially Owned	Percentage of Shares
Name of Beneficial Owner
Olegas Tunevicius	3,500,000	100%	3,500,000	68%	3,500,000	52%	3,500,000	42%	3,500,000	35%
Directors and Named Executive Officers:
Olegas Tunevicius	3,500,000	100%	3,500,000	68%	3,500,000	52%	3,500,000	42%	3,500,000	35%

All named executive officers and directors as a group (nine persons)	3,500,000	100%	3,500,000	68%	3,500,000	52%	3,500,000	42%	3,500,000	35%

DESCRIPTION OF SECURITIES

The following is a description of the common stock we are registering, and certain material provisions of Nevada Revised Statutes, our Articles of Incorporation, and our corporate bylaws. The following is only a summary and is qualified by applicable law, our Articles of Incorporation, and our corporate bylaws. Copies of our Articles of Incorporation and corporate bylaws are included as exhibits to the registration statements of which this prospectus is a part.

General

As of the date of this prospectus, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Olegas Tunevicius, our director, will offer our securities to his personal friends and family in Lithuania and neighboring countries and relatives and friends there. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Tunevicius will personally and individually contact each investor. Mr. Tunevicius has no experience in selling securities to investors. Mr. Tunevicius will not purchase securities in this offering.

Common stock

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Effect of Nevada Anti-Takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law.

In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

•

any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

•	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•

the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more.

The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

PLAN OF DISTRIBUTION

There are 3,500,000 shares issued and outstanding as of the date of this prospectus. The Company is registering an amount of 6,500,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act. In connection with the Company’s selling efforts in the offering, Mr. Tunevicius will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Olegas Tunevicius is not a subject of any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Tunevicius will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Olegas Tunevicius is not, nor has he been within the past twelve months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Tunevicius will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Olegas Tunevicius will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a) (4)(i) or (iii). Mr. Tunevicius may solicit the investors through personal contact, by telephone or mail/email. He will identify those who might have an interest in purchasing shares among her personal friends and business associates. He will not use any supplemental materials in this regard.

Bigeon will receive all proceeds from the sale of the 6,500,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.

There can be no assurance that the market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Bigeon has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.We have no intention of inviting broker-dealer participation in this Offering. Bigeon will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $10,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to Bigeon. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".

The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Determination of Offering Price

The public offering price of our common stock offered by this prospectus has been determined by us and may bear no relation to our assets, book value, historical earnings or net worth, or any other accepted valuation criteria. No valuation or appraisal has been obtained in connection with this offering.

Accordingly, the assumed public offering price stated on the cover page of this prospectus should not be considered as an indication of the actual value of our common stock, which is subject to change as a result of market conditions and other factors. We cannot assure investors that, after this offering, an active trading market will develop for our common stock or that our common stock can be resold at or above the assumed public offering price.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Brunson Chandler & Jones PLLC.

EXPERTS

The audited financial statements as of July 31, 2018 included in this prospectus have been audited by Mac Accounting Group, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Bigeon.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and corporate bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Nevada Revised Statutes. In addition, and as permitted by Nevada Revised Statutes, our Articles of Incorporation provide that no director will be liable to us or our shareholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our shareholders;

●	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

●	the payment of an improper dividend or an improper repurchase of our stock in violation of Nevada Revised Statutes or in violation of federal or state securities laws; or

●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

WHERE YOU CAN FIND MORE INFORMATION

We are filing this Form S-1 registration statement with the SEC, including exhibits and schedules, under the Securities Act with respect to the Shares of Common Stock to be sold in this offering. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.

Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We will file annual, quarterly and current reports and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s headquarters at 100 F Street, NE Washington, DC 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the Internet website maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is July 31, 2018. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Mac Accounting Group, LLP

Our financial statements from inception to July 31, 2018, immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bigeon

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Bigeon (the Company) as of July 31, 2018, the related statements of operation, stockholders' deficit and cash flows for the period from inception on June 19, 2018 through July 31, 2018 and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2018, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations during the period under audit, and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mac Accounting Group, LLP

We have served as the Company's auditor since 2018.

Midvale, Utah

December 14, 2018

BIGEON BALANCE SHEET As of July 31, 2018
July 31, 2018
ASSETS
Current Assets
Prepaid rent	$ 187
Total Current Assets	187
TOTAL ASSETS	$ 187

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Related-party loan	$ 1,632
Total Current Liabilities	1,632
Total Liabilities	1,632
Stockholders' Deficit
Common Stock, $0.001 par value 75,000,000 authorized
0 shares issued and outstanding at July 31, 2018	—
Additional paid in capital	—
Accumulated deficit	(1,445)
Total Stockholders' Deficit	(1,445)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$ 187

The accompanying notes are an integral part of these financial statements.

BIGEON STATEMENT OF OPERATIONS
For the period from June 19, 2018 (inception) to July 31, 2018

REVENUE	$—

EXPENSES
Incorporation fees	1,408
Rent Expense	37
Total expenses	1,445

Loss from Operations	1,445

Income Tax Expense	—

NET LOSS AFTER TAX	$(1,445)

Basic and Diluted Net Loss per Common Share	$0.00

Weighted-Average Number of Common Shares Outstanding	—

The accompanying notes are an integral part of these financial statements.

BIGEON STATEMENT OF STOCKHOLDERS’ DEFICIT For the Period from June 19, 2018 (inception) through July 31, 2018
	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance at inception at June 19, 2018	—	$—	$—	$—	$—

Net loss	—	—	—	(1,445)	(1,445)

Balance at July 31, 2018	—	$—	$—	$(1,445)	$(1,445)

The accompanying notes are an integral part of these financial statements.

BIGEON STATEMENT OF CASH FLOWS
For the period from June 19, 2018 (inception) to July 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(1,445)
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid rent	(187)
Net cash used in Operating Activities	(1,632)

CASH FLOWS FROM INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES
Related-party loan	1,632
Net cash provided by Financing Activities	1,632

Net cash increase for period	—
Cash at beginning of period	—
Cash at end of period	$—

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$—
Income taxes paid	$—

The accompanying notes are an integral part of these financial statements.

BIGEON

NOTES TO THE FINANCIAL STATEMENTS

As of July 31, 2018

NOTE 1 - ORGANIZATION AND OPERATIONS

Bigeon (“Company”) was incorporated on June 19, 2018 under the laws of Nevada. We are developing a new kind of messenger application. The product of the Company (“the App”) is intended to provide an entirely new way of sharing information. The App enables a user to draw a picture or a writing instead of typing the whole message. Our intended users will be the people whose jobs are connected with drawing and creating graphic animation. Bigeon’s product will be an appropriate tool to make short sketches on the go and share them with others.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity (deficit) and cash flows of the Company.  These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of July 31, 2018, the Company had no cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the period from June 19, 2018 (inception) through July 31, 2018.

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 3 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had no revenues during the reporting period from June 19, 2018 (inception) through July 31, 2018, has a net loss, and is showing an accumulated deficit.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence full-scale operations and generate sufficient revenue, however the Company’s cash position may not be sufficient to support the Company’s daily operations long-term.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of Common Stock, par value $0.001 per share.  As of July 31, 2018, no shares of common stock have been issued.

NOTE 5 – RELATED-PARTY TRANSACTIONS

The President and sole director of the Company, Olegas Tunevicius, is the only related party with whom the Company had transactions with during the period from inception on June 19, 2018 through July 31, 2018.  During this period, Mr. Tunevicius, paid $1,632 for operating expenses on behalf of the Company. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a one-year rental agreement for a $19 monthly fee, starting on June 11, 2018.

NOTE 7 – INCOME TAX PROVISION

Deferred Tax Assets

At July 31, 2018, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $1,445 that may be offset against future taxable income through 2032.  No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $303 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards which was used to offset tax payable from prior year’s operations.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The current valuation of tax allowance is not applicable as of July 31, 2018.

Components of deferred tax assets are as follows:

	For the Reporting Period Ended July 31, 2018

Net Deferred Tax Asset Non-Current:
Net Operating Loss Carry-Forward		$1,445
Effective tax rate	x	21%
Expected Income Tax Benefit from NOL Carry-Forward		303
Less: Valuation Allowance		(303)
Deferred Tax Asset, Net of Valuation Allowance		$-

NOTE 8 – FOREIGN CURRENCY

As a result of the Company’s management operating in Europe, some of the Company’s transactions occurred in Euros.  However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through December 14, 2018, the date when the financial statements were available to be issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

INDEX TO THE FINANCIAL STATEMENTS

Condensed Balance Sheets as of January 31, 2019 (Unaudited) and July 31, 2018	F-12

Condensed Statement of Operations for the three and six months ended January 31, 2019 (Unaudited)	F-13

Condensed Statement of Cash Flows for the six months ended January 31, 2019 (Unaudited)	F-14

Notes to the Condensed Financial Statements	F-15

BIGEON CONDENSED BALANCE SHEETS
	January 31, 2019	July 31, 2018
	(Unaudited)

ASSETS
Current Assets
Prepaid rent	$ 75	$ 187
Total Current Assets	75	187
TOTAL ASSETS	$ 75	$ 187

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Related-party loan	7,632	1,632
Total Current Liabilities	7,632	1,632
Total Liabilities	7,632	1,632
Stockholders’ Deficit
Common Stock, $0.001 par value 75,000,000 authorized,
3,500,000 and 0 shares issued and outstanding as of January 31, 2019 and July 31, 2018, respectively	3,500	—
Accumulated deficit	(11,057)	(1,445)
Total Stockholders’ Deficit	(7,557)	(1,445)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$ 75	$ 187

The accompanying notes are an integral part of these condensed financial statements.

BIGEON CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Three months ended January 31, 2019	Six months ended January 31, 2019

REVENUE	$—	$—

EXPENSES
Professional fees	2,000	9,500
Rent Expense	56	112
Total expenses	2,056	9,612

Loss from Operations	(2,056)	(9,612)

Income Tax Expense	—	—

NET LOSS AFTER TAX	$(2,056)	$(9,612)

Basic and Diluted Net Loss per Common Share	$0.00	$0.00

Weighted-Average Number of Common Shares Outstanding	3,500,000	2,853,261

The accompanying notes are an integral part of these condensed financial statements.

BIGEON CONDENSED STATEMENT OF CASH FLOWS (Unaudited)
Six months ended January 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(9,612)
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid rent	112
Net cash used in Operating Activities	(9,500)

CASH FLOWS FROM INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES
Related-party loan	9,500
Net cash provided by Financing Activities	9,5000

Net cash increase for period	—
Cash at beginning of period	—
Cash at end of period	$—

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period:
Interest paid	$—
Income taxes paid	$—
Non-cash transaction
Common stock issued to reduce related party loan	$3,500

The accompanying notes are an integral part of these condensed financial statements.

BIGEON

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

As of January 31, 2019

NOTE 1 - ORGANIZATION AND OPERATIONS

Bigeon (“Company”) was incorporated on June 19, 2018 under the laws of Nevada. We are developing a new kind of messenger application. The product of the Company (“the App”) is intended to provide an entirely new way of sharing information. The App enables a user to draw a picture or a writing instead of typing the whole message. Our intended users will be the people whose jobs are connected with drawing and creating graphic animation. Bigeon’s product will be an appropriate tool to make short sketches on the go and share them with others.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the six months ended January 31, 2019, are not necessarily indicative of the operating results that may be expected for the year ending July 31, 2019. These unaudited condensed financial statements should be read in conjunction with the July 31, 2018 financial statements and notes thereto.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of January 31, 2019, and July 31, 2018 the Company had no cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 3 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had no revenues during the six months ended January 31, 2019, has a net loss, and is showing an accumulated deficit.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence full-scale operations and generate sufficient revenue, however the Company’s cash position may not be sufficient to support the Company’s daily operations long-term.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

On September 4, 2018, the Company issued 3,500,000 shares of common stock to its President and Incorporator, Mr. Olegas Tunevicius, at $0.001 per share, which reduced the note payable due to him by $3,500.

NOTE 5 – RELATED-PARTY TRANSACTIONS

The President and sole director of the Company, Olegas Tunevicius, is the only related party with whom the Company had transactions with during the six months ended January 31, 2019.  During this period, Mr. Tunevicius contributed $9,500 in cash to assist in paying for operating expenses on behalf of the Company. Also, during the six months ended January 31, 2019 the Company issued 3,500,000 shares to reduce the related party loan by $3,500.  The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment and were $7,632 and $1,632 as of January 31, 2019 and July 31, 2018, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a one-year rental agreement for approximately $19 monthly, starting on June 11, 2018.

NOTE 7 – FOREIGN CURRENCY

As a result of the Company’s management operating in Europe, some of the Company’s transactions occurred in Euros.  However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through March 20, 2019, the date when the financial statements were available to be issued to determine if they must be reported.  Management of the Company determined that there were no reportable subsequent events to be disclosed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$16
Accounting fees and expenses	$7,000
Legal fees and expenses	$2,500
Total	$9,516

Item 14. Indemnification of Directors and Officers.

Pursuant to the provisions of Nevada Revised Statutes 78.751, Bigeon shall indemnify any director, officer and employee as follows: every director, officer, or employee of Bigeon shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Bigeon, or was serving at the request of Bigeon as a director, officer, employee or agent of Bigeon, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Bigeon. Bigeon shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Bigeon as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 15. Recent Sales of Unregistered Securities.

(a)Since the incorporation date, the following common stock shares were purchased:

Stockholder	Number of Shares
Olegas Tunevicius	3,500,000

These shares were issued in connection with the Company being pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were sold at the price of $0.001 per share.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits.

(a)The following exhibits are filed as part of this Registration Statement:

Number	Description
3.1(*)	Articles of Incorporation of Bigeon
3.2(*)	Bylaws of Bigeon
5.1(*)	Opinion of Brunson Chandler & Jones PLLC
10.1(*)	Interest-free Loan Agreement
10.2(*)	Lease Agreement
23.1	Consent of Mac Accounting Group, LLP
99.1(*)	Form of Subscription agreement
99.2(*)	Software Requirements specification

(*) - Previously filed

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 30, 2019.

BIGEON
_______________________________________
By:	/s/ Olegas Tunevicius
Name: Olegas Tunevicius
Title: Chief Executive Officer and Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Olegas Tunevicius
Olegas Tunevicius	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 30, 2019